Exhibit 99.1

CONTACT:
Debra McConnell	FOR IMMEDIATE RELEASE
Global Communications	Wednesday, February 25, 2026
(508) 390-2323

THE TJX COMPANIES, INC. REPORTS Q4 AND FULL YEAR FY26 RESULTS; Q4 COMP SALES GROWTH, PRETAX PROFIT MARGIN, AND DILUTED EPS ALL WELL ABOVE PLAN; EXPECTS TO INCREASE DIVIDEND BY 13% AND BUY BACK $2.50 TO $2.75 BILLION OF STOCK IN FY27

Q4 and full year FY26 adjusted results throughout this press release exclude a net benefit from a litigation settlement related to credit card interchange fees and related expenses (see below)

•Q4 consolidated comparable sales increased 5%, well above the Company’s plan
•Q4 pretax profit margin of 13.5%, up 1.9 percentage points versus last year
•Q4 adjusted pretax profit margin of 12.2%, up 0.6 percentage points versus last year and well above the Company’s plan
•Q4 diluted earnings per share were $1.58, up 28% versus last year
•Q4 adjusted diluted earnings per share were $1.43, up 16% versus last year and well above the Company’s plan
•Full year FY26 consolidated comparable sales increased 5%, above the Company’s plan
•FY26 pretax profit margin of 12.1%, up 0.6 percentage points versus last year
•FY26 adjusted pretax profit margin of 11.7%, up 0.2 percentage points versus last year and above the Company’s plan
•FY26 diluted earnings per share were $4.87, up 14% versus last year
•FY26 adjusted diluted earnings per share were $4.73, up 11% versus last year and above the Company’s plan
•Returned $4.3 billion to shareholders in FY26 through share repurchases and dividends
•Provides Q1 and full year FY27 guidance

Framingham, MA – The TJX Companies, Inc. (NYSE: TJX), the leading off-price apparel and home fashions retailer in the U.S. and worldwide, today announced sales and operating results for the fourth quarter and fiscal year ended January 31, 2026.

Net sales for the fourth quarter of Fiscal 2026 were $17.7 billion, up 9% versus the fourth quarter of Fiscal 2025. Fourth quarter Fiscal 2026 consolidated comparable sales increased 5%. For the fourth quarter of Fiscal 2026, net income was $1.8 billion and diluted earnings per share were $1.58, up 28% versus $1.23 in the fourth quarter of Fiscal 2025. Excluding a net benefit of $.15 from the litigation settlement and related expenses, adjusted diluted earnings per share for the fourth quarter were $1.43, up 16% versus the prior year.

For the fiscal year ended January 31, 2026, net sales were $60.4 billion, up 7% versus last year. Fiscal 2026 consolidated comparable sales increased 5%. For Fiscal 2026, net income was $5.5 billion and diluted earnings per share were $4.87, up 14% versus $4.26 in Fiscal 2025. Excluding a net benefit of $.14 from the litigation settlement and related expenses, adjusted diluted earnings per share for the full year Fiscal 2026 were $4.73, up 11% versus the prior year.

CEO and President Comments

Ernie Herrman, Chief Executive Officer and President of The TJX Companies, Inc., stated, “I am extremely pleased with our excellent performance in 2025! Thanks to the collective efforts and sharp execution of our teams, we delivered above-plan results on both the top- and bottom-line. Annual sales surpassed $60 billion, marking a major milestone for our Company! Full year comparable sales grew a very strong 5% and overall profitability and earnings per share both increased significantly. We are pleased with the strong and consistent sales performance across all of our businesses, with each division delivering comp sales growth of 4% or better for the year. We had an excellent fourth quarter, with sales, profitability, and earnings per share all well above our plan. Throughout the year, we stayed focused on our off-price fundamentals to bring customers great values, brands, and fashions as well as an exciting treasure-hunt shopping experience every day. As we begin 2026, the first quarter is off to a strong start and availability of quality merchandise continues to be outstanding. Long term, we are excited about the opportunities we see to keep growing our business and capture additional market share around the world for many years to come.”

Comparable Sales by Division

The Company’s comparable sales by division for fourth quarter and full year Fiscal 2026 and Fiscal 2025 were as follows:

Fourth Quarter Comparable Sales[1]
	FY2026	FY2025

Marmaxx (U.S.)[2]	+5%	+4%
HomeGoods (U.S.)[3]	+6%	+5%
TJX Canada	+7%	+10%
TJX International (Europe & Australia)[4]	+4%	+7%

TJX	+5%	+5%

Full Year Comparable Sales[1]
	FY2026	FY2025

Marmaxx (U.S.)[2]	+4%	+4%
HomeGoods (U.S.)[3]	+5%	+4%
TJX Canada	+7%	+5%
TJX International (Europe & Australia)[4]	+4%	+4%

TJX	+5%	+4%
1Comparable sales for Q4 FY2025 and full year FY2025 exclude e-commerce. 2Includes TJ Maxx, Marshalls, and Sierra stores as well as their e-commerce sites. 3Includes HomeGoods and Homesense stores. 4Includes TK Maxx and Homesense stores, as well as TK Maxx e-commerce sites in Europe.

Net Sales by Division

The Company’s net sales by division for fourth quarter and full year Fiscal 2026 and Fiscal 2025 were as follows:

	Fourth Quarter Net Sales ($ in millions)[1]		Fourth Quarter FY2026 Reported Sales Growth	Fourth Quarter FY2026 Sales Growth on a Constant Currency Basis[2]
	FY2026	FY2025

Marmaxx (U.S.)[3]	$10,655	$9,971	+7%	N.A.
HomeGoods (U.S.)[4]	$3,093	$2,851	+8%	N.A.
TJX Canada	$1,612	$1,450	+11%	+9%
TJX International (Europe & Australia)[5]	$2,383	$2,078	+15%	+6%

TJX	$17,743	$16,350	+9%	+7%

	Full Year Net Sales ($ in millions)[1]		Full Year FY2026 Reported Sales Growth	Full Year FY2026 Sales Growth on a Constant Currency Basis[2]
	FY2026	FY2025

Marmaxx (U.S.)[3]	$36,585	$34,604	+6%	N.A.
HomeGoods (U.S.)[4]	$10,172	$9,386	+8%	N.A.
TJX Canada	$5,629	$5,189	+8%	+9%
TJX International (Europe & Australia)[5]	$7,986	$7,181	+11%	+6%

TJX	$60,372	$56,360	+7%	+7%
1Net sales in TJX Canada and TJX International include the impact of foreign currency. 2Reflects net sales adjusted for the impact of foreign currency; see Impact of Foreign Currency, below. 3Includes TJ Maxx, Marshalls, and Sierra stores as well as their e-commerce sites. 4Includes HomeGoods and Homesense stores. 5Includes TK Maxx and Homesense stores, as well as TK Maxx e-commerce sites in Europe.

Q4 Fiscal 2026 Margins

For the fourth quarter of Fiscal 2026, the Company’s pretax profit margin was 13.5%, up 1.9 percentage points versus last year’s 11.6%. Excluding a net benefit from the litigation settlement and related expenses, adjusted pretax profit margin was 12.2%, up 0.6 percentage points versus the prior year.

Gross profit margin for the fourth quarter of Fiscal 2026 was 30.9%, up 0.4 percentage points versus last year’s 30.5%. Excluding the impact from litigation settlement related expenses, adjusted gross profit margin was 31.1%, up 0.6 percentage points versus the prior year. This was primarily driven by a higher merchandise margin and expense leverage on sales, partially offset by unfavorable inventory hedges.

SG&A costs as a percent of sales for the fourth quarter of Fiscal 2026 were 17.6%, a 1.6 percentage point decrease versus last year’s 19.2%. Excluding a net benefit from the litigation settlement and related expenses, adjusted SG&A costs were 19.1%, a 0.1 percentage point decrease versus the prior year.

Net interest income negatively impacted fourth quarter Fiscal 2026 pretax profit margin by 0.1 percentage point versus the prior year.

The Company’s fourth quarter Fiscal 2026 adjusted pretax profit margin was well above its plan, primarily driven by lower than expected inventory shrink expense and expense leverage on the above-plan sales, partially offset by higher incentive compensation accruals.

Full Year Fiscal 2026 Margins

For Fiscal 2026, the Company’s pretax profit margin was 12.1%, up 0.6 percentage points versus last year’s 11.5%. Excluding a net benefit from the litigation settlement and related expenses, full year Fiscal 2026 adjusted pretax profit margin was 11.7%, up 0.2 percentage points versus the prior year.

Gross profit margin for Fiscal 2026 was 31.0%, up 0.4 percentage points versus last year’s 30.6%. Excluding the litigation settlement related expenses, full year Fiscal 2026 adjusted gross profit margin was also 31.0%. Lower inventory shrink expense resulted in a 0.2 percentage point benefit to full year Fiscal 2026 gross profit margin.

SG&A costs as a percent of sales for full year Fiscal 2026 were 19.1%, a 0.3 percentage point decrease versus last year’s 19.4%. Excluding a net benefit from the litigation settlement and related expenses, full year Fiscal 2026 adjusted SG&A costs were 19.5%, a 0.1 percentage point increase versus the prior year.

Net interest income negatively impacted full year Fiscal 2026 pretax profit margin by 0.1 percentage point versus the prior year.

Inventory

Total inventories as of January 31, 2026 were $7.3 billion, compared to $6.4 billion at the end of Fiscal 2025. Consolidated inventories on a per-store basis as of January 31, 2026, including distribution centers, but excluding inventory in transit and the Company’s e-commerce sites, were up 10% on a reported basis and up 8% on a constant currency basis versus last year. The constant currency basis reflects inventory adjusted for the impact of foreign currency exchange rates, if any, as described below. The Company enters the year in a terrific inventory position and is set up extremely well to take advantage of the availability in the marketplace and flow fresh assortments to its stores and online this spring.

Cash and Shareholder Distributions

For the fourth quarter of Fiscal 2026, the Company generated $3.2 billion of operating cash flow. For the full year Fiscal 2026, the Company generated $6.9 billion of operating cash flow and ended the year with $6.2 billion of cash.

During the fourth quarter of Fiscal 2026, the Company returned a total of $1.26 billion to shareholders. The Company repurchased 5.1 million shares of TJX stock for a total of $784 million and paid $472 million in shareholder dividends during the quarter.

In Fiscal 2026, the Company returned a total of $4.3 billion to shareholders. The Company repurchased 18.5 million shares of TJX stock for a total of $2.5 billion and paid $1.8 billion in shareholder dividends.

With continued strong cash flow, the Company announced today that it intends to increase the regular quarterly dividend on its common stock expected to be declared in March 2026 and payable in June 2026 to $.48 per share, subject to the approval of the Company’s Board of Directors. This would represent a 13% increase over the most recent per share dividend.

The Company is also announcing today its plan to repurchase approximately $2.50 to $2.75 billion of TJX stock during the fiscal year ending January 30, 2027. With $1.1 billion remaining at Fiscal 2026 year end under the Company’s existing stock repurchase program, the Company’s Board of Directors approved a new stock repurchase program that authorizes the repurchase of up to an additional $3.0 billion of TJX common stock from time to time. The new authorization represents approximately 1.8% of the Company’s outstanding shares at current prices. The new stock repurchase program marks the 26th program approved by the Board since 1997. Under the Company’s repurchase programs, share repurchases may be made from time to time in market or private transactions and may include derivative transactions. The repurchase program announced today has no time limit and may be suspended or discontinued at any time. The Company may adjust the amount purchased under this program up or down depending on various factors. The Company remains committed to returning cash to its shareholders while continuing to invest in the business to support the near- and long-term growth of TJX.

First Quarter and Full Year Fiscal 2027 Outlook

For the first quarter of Fiscal 2027, the Company is planning consolidated comparable sales to be up 2% to 3%, pretax profit margin to be in the range of 10.3% to 10.4%, and diluted earnings per share to be in the range of $.97 to $.99.

For the full year Fiscal 2027, the Company is planning consolidated comparable sales to be up 2% to 3%, pretax profit margin to be in the range of 11.7% to 11.8%, and diluted earnings per share to be in the range of $4.93 to $5.02.

Litigation Settlement Related to Credit Card Interchange Fees and Related Expenses

During the fourth quarter of Fiscal 2026, the Company entered into a settlement agreement to resolve litigation related to credit card interchange fees in which the Company was a plaintiff, resulting in a gain which benefitted the Company’s SG&A costs. Due to this gain, the Company incurred non-recurring settlement-related expenses that impacted both the Company’s cost of sales and SG&A costs. The net benefit of this gain from the settlement and related expenses was approximately $221 million for the Company’s fourth quarter and full year Fiscal 2026 pretax profit.1 The impact of this gain from the settlement and related expenses to the Company’s fourth quarter and full year Fiscal 2026 gross profit margin, SG&A costs, pretax profit margin, and diluted earnings per share were as follows:

	FY2026
	Fourth Quarter	Full Year

Gross profit margin	30.9%	31.0%
Impact from litigation settlement related expenses[2]	0.2%	0.0%
Adjusted gross profit margin	31.1%	31.0%

SG&A costs as a percent of sales	17.6%	19.1%
Net benefit from litigation settlement gain and related expenses[3]	1.5%	0.4%
Adjusted SG&A costs as a percent of sales	19.1%	19.5%

Pretax profit margin	13.5%	12.1%
Net benefit from litigation settlement gain and related expenses[1]	(1.3%)	(0.4%)
Adjusted pretax profit margin	12.2%	11.7%

Diluted earnings per share	$1.58	$4.87
Net benefit from litigation settlement gain and related expenses[1]	($.15)	($.14)
Adjusted diluted earnings per share	$1.43	$4.73
1Includes a litigation settlement gain of $470 million and non-recurring settlement-related expenses of $249 million. These expenses consist of $116 million related to a portion of incentive compensation expense globally, $82 million related to a discretionary bonus for eligible non-bonus plan Associates globally, and $51 million of legal expenses. 2Includes part of the non-recurring settlement expenses related to the incentive compensation and discretionary bonus expenses. 3Includes the litigation settlement gain and the non-recurring settlement expenses related to part of the incentive compensation and discretionary bonus expenses as well as the legal expenses.

Additionally, the gain from the litigation settlement benefits the segment profit of the Company’s U.S. segments and the related expenses impact the segment profit of each of the Company’s segments. The impact to the segment profit margin of each of the Company’s segments for the fourth quarter and full year Fiscal 2026 was as follows:

	FY2026
	Fourth Quarter	Full Year

Marmaxx (U.S.)
Segment profit margin	17.1%	15.1%
Net benefit from litigation settlement gain and related expenses[1]	(2.6%)	(0.7%)
Adjusted segment profit margin	14.5%	14.4%

HomeGoods (U.S.)
Segment profit margin	14.4%	12.2%
Net benefit from litigation settlement gain and related expenses[1]	(0.9%)	(0.2%)
Adjusted segment profit margin	13.5%	12.0%

TJX Canada
Segment profit margin	11.9%	13.4%
Impact from litigation settlement related expenses[2]	1.1%	0.4%
Adjusted segment profit margin	13.0%	13.8%
Impact from foreign currency[3]	0.1%	0.0%
Adjusted segment profit margin on a constant currency basis[3]	13.1%	13.8%

TJX International (Europe & Australia)
Segment profit margin	8.4%	7.0%
Impact from litigation settlement related expenses[2]	1.2%	0.4%
Adjusted segment profit margin	9.6%	7.4%
Impact from foreign currency[3]	0.1%	(0.1%)
Adjusted segment profit margin on a constant currency basis[3]	9.7%	7.3%
1Includes net impact of litigation settlement gain and non-recurring settlement expenses for the segment related to a portion of incentive compensation expense, a discretionary bonus for eligible non-bonus plan Associates, and legal expenses. 2 Includes non-recurring settlement expenses for the segment related to a portion of incentive compensation expense and a discretionary bonus for eligible non-bonus plan Associates. 3Reflects segment profit margin adjusted for the impact of foreign currency; see Impact of Foreign Currency.

Reconciliations detailing the net benefit of the litigation settlement and related expenses on the Company’s results for the fourth quarter and full year Fiscal 2026 can also be found in the Investors section of TJX.com.

Stores by Concept

During the fiscal year ended January 31, 2026, the Company increased its store count by 129 stores overall to a total of 5,214 stores and increased square footage by 2% versus the prior year.

	Store Locations[1] FY2026		Gross Square Feet FY2026 (in millions)
	Beginning	End	Beginning	End

In the U.S.:
TJ Maxx	1,333	1,348	36.0	36.3
Marshalls	1,230	1,255	34.4	34.9
HomeGoods	943	963	22.1	22.6
Sierra	117	145	2.4	3.0
Homesense	72	79	2.0	2.2
In Canada:
Winners	307	316	8.4	8.7
HomeSense	160	162	3.8	3.8
Marshalls	109	111	2.9	3.0
In Europe:
TK Maxx	655	673	18.1	18.5
Homesense	75	74	1.4	1.4
In Australia:
TK Maxx	84	88	1.7	1.9

TJX	5,085	5,214	133.2	136.3
1Store counts above include both banners within a combo or a superstore.

Impact of Foreign Currency

Changes in foreign currency exchange rates affect the translation of sales and earnings of the Company’s international businesses into U.S. dollars for financial reporting purposes. In addition, ordinary course, inventory-related hedging instruments are marked to market at the end of each quarter. Changes in currency exchange rates can have a material effect on the magnitude of these translations and adjustments when there is significant volatility in currency exchange rates. Given the global operations of the Company, to facilitate comparability, the Company has provided sales growth and inventory on a constant currency basis, which assumes a constant exchange rate between periods for translation based on the rate in effect for the prior period.

The movement in foreign currency exchange rates had a two percentage point positive impact on the Company’s net sales growth in the fourth quarter of Fiscal 2026 versus the prior year. The overall net impact of foreign currency exchange rates had a $.01 negative impact on fourth quarter Fiscal 2026 diluted earnings per share.

The movement in foreign currency exchange rates had a neutral impact on the Company’s net sales growth in Fiscal 2026 versus the prior year. The overall net impact of foreign currency exchange rates had a $.01 negative impact on full year Fiscal 2026 diluted earnings per share.

A table detailing the impact of foreign currency on TJX’s net sales and pretax profit margins, as well as those of its international businesses, can be found in the Investors section of TJX.com.

The foreign currency exchange rate impact to diluted earnings per share does not include the impact currency exchange rates have on various transactions, which the Company refers to as “transactional foreign exchange.”

About The TJX Companies, Inc.

The TJX Companies, Inc., a Fortune 100 company, is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. Our mission is to deliver great value to customers every day. We do this by offering a rapidly changing assortment of quality, fashionable, brand name, and designer merchandise at prices generally 20% to 60% below full-price retailers’ regular prices on comparable merchandise. We operate over 5,200 stores across nine countries, including TJ Maxx, Marshalls, HomeGoods, Homesense, and Sierra in the U.S.; Winners, HomeSense, and Marshalls in Canada; TK Maxx and Homesense in Europe, and TK Maxx in Australia. We also operate e-commerce sites for TJ Maxx, Marshalls, and Sierra in the U.S. and three sites for TK Maxx in Europe. Our value mission extends to our corporate responsibility efforts, which are focused on supporting our Associates, giving back in the communities we serve, the environment, and operating responsibly. Additional information about TJX’s press releases, financial information, and corporate responsibility are available at TJX.com.

Fourth Quarter and Full Year Fiscal 2026 Earnings Conference Call

At 11:00 a.m. ET today, Ernie Herrman, Chief Executive Officer and President of TJX, will hold a conference call to discuss the Company’s fourth quarter and full year Fiscal 2026 results, operations, and business trends. A real-time webcast of the call will be available to the public at TJX.com. A replay of the call will also be available by dialing
(866) 367-5577 (toll free) or (203) 369-0233 through Tuesday, March 3, 2026, or at TJX.com.

Non-GAAP Financial Information

The Company reports its financial results in accordance with generally accepted accounting principles in the U.S. (GAAP). However, management believes that certain non-GAAP financial measures may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods and between results in prior periods and expectations for future periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that affect overall comparability. Non-GAAP financial measures used in this press release include sales growth on a constant currency basis, adjusted gross profit margin, adjusted SG&A costs, adjusted pretax profit margin, adjusted diluted earnings per share, adjusted segment profit margin on a constant currency basis, and inventory on a constant currency basis. The Company uses these non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating the Company’s performance, including relative to others in the market. Management also uses these non-GAAP measures to consider underlying trends of the Company’s business and believes presenting these measures also provides information to investors and others to assist them in understanding and evaluating trends in the Company’s operating results or measure performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. The use of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.

Important Information at Website

Archived versions of the Company’s conference calls are available in the Investors section of TJX.com after they are no longer available by telephone, as are reconciliations of non-GAAP financial measures to GAAP financial measures and other financial information. The Company routinely posts information that may be important to investors in the Investors section at TJX.com. The Company encourages investors to consult that section of its website regularly.

Forward-looking Statement

Various statements made in this release are forward-looking, and are inherently subject to a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements, including, among others, statements regarding the Company’s anticipated operating and financial performance, business plans and prospects, dividends and share repurchases, and first quarter and full year Fiscal 2027 outlook. These statements are typically accompanied by the words “aim,” “anticipate,” “aspire,” “believe,” “continue,” “could,” “should,” “estimate,” “expect,” “forecast,” “goal,” “hope,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “strive,” “target,” “will,” “would,” or similar words, although not all forward-looking statements contain these identifying words. Each forward-looking statement contained in this press release is inherently subject to risks, uncertainties and potentially inaccurate assumptions that could cause actual results to differ materially from those expressed or implied by such statement. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. Applicable risks and uncertainties include, among others, execution of buying strategy and inventory management; customer trends and preferences; competition; various marketing efforts; operational and business expansion; management of large size and scale; merchandise sourcing and transport; international trade and tariff policies; data security and maintenance and development of information technology systems; labor costs and workforce challenges; personnel recruitment, training and retention; corporate and retail banner reputation; evolving corporate governance and public disclosure regulations and expectations with respect to environmental, social and governance matters; expanding international operations; fluctuations in quarterly operating results and market expectations; inventory or asset loss; cash flow; mergers, acquisitions, or business investments and divestitures, closings or business consolidations; real estate activities; economic conditions and consumer spending; market instability; severe weather, serious disruptions or catastrophic events; disproportionate impact of disruptions during the fiscal year; commodity availability and pricing; fluctuations in currency exchange rates; compliance with laws, regulations and orders and changes in laws, regulations and applicable accounting standards; outcomes of litigation, legal proceedings and other legal or regulatory matters; quality, safety and other issues with our merchandise; tax matters; and other factors set forth under Item 1A of our most recent Annual Report on Form 10-K, as well as other information we file with the Securities and Exchange Commission ( “SEC”).

We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements contained in this release. You are encouraged to read any further disclosures we may make in our future reports to the SEC, available at www.sec.gov, on our website, or otherwise. Our forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update or revise any of these statements, unless required by law, even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

The TJX Companies, Inc. and Consolidated Subsidiaries
Financial Summary
(Unaudited)
(In Millions Except Per Share Amounts)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net sales	$17,743	$16,350	$60,372	$56,360
Cost of sales, including buying and occupancy costs	12,267	11,371	41,679	39,112
Selling, general and administrative expenses	3,122	3,132	11,515	10,946
Interest (income) expense, net	(36)	(42)	(121)	(181)
Income before income taxes	2,390	1,889	7,299	6,483
Provision for income taxes	617	491	1,805	1,619
Net income	$1,773	$1,398	$5,494	$4,864
Diluted earnings per share	$1.58	$1.23	$4.87	$4.26
Cash dividends declared per share	$0.425	$0.375	$1.70	$1.50
Weighted average common shares – diluted	1,125	1,138	1,128	1,142

The TJX Companies, Inc. and Consolidated Subsidiaries
Condensed Balance Sheets
(Unaudited)
(In Millions)

	January 31, 2026	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$6,230	$5,335
Accounts receivable and other current assets	1,675	1,235
Merchandise inventories	7,297	6,421
Total current assets	15,202	12,991
Net property at cost	8,220	7,346
Operating lease right of use assets	10,330	9,641
Goodwill	96	94
Other assets	1,919	1,677
Total assets	$35,767	$31,749
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$4,575	$4,257
Accrued expenses and other current liabilities	6,061	5,115
Current portion of operating lease liabilities	1,726	1,636
Current portion of long-term debt	999	—
Total current liabilities	13,361	11,008
Other long-term liabilities	1,184	1,050
Non-current deferred income taxes, net	268	156
Long-term operating lease liabilities	8,894	8,276
Long-term debt	1,870	2,866

Shareholders’ equity	10,190	8,393
Total liabilities and shareholders' equity	$35,767	$31,749

The TJX Companies, Inc. and Consolidated Subsidiaries
Condensed Statements of Cash Flows
(Unaudited)
(In Millions)

	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025
Cash flows from operating activities:
Net income	$5,494	$4,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,247	1,104
Deferred income tax provision	112	28
Share-based compensation	214	183
Changes in assets and liabilities:
(Increase) in accounts receivable and other assets	(509)	(57)
(Increase) in merchandise inventories	(724)	(539)
Decrease (increase) in income taxes recoverable	61	(10)
Increase in accounts payable	239	448
Increase in accrued expenses and other liabilities	802	197
Increase (decrease) in net operating lease liabilities	4	(12)
Other, net	(66)	(90)
Net cash provided by operating activities	6,874	6,116
Cash flows from investing activities:
Property additions	(1,957)	(1,918)
Purchase of equity investments	(12)	(551)
Purchase of investments	(38)	(35)
Sales and maturities of investments	26	27
Net cash (used in) investing activities	(1,981)	(2,477)
Cash flows from financing activities:
Payments for repurchase of common stock	(2,522)	(2,513)
Proceeds from issuance of common stock	311	366
Cash dividends paid	(1,842)	(1,648)
Other	(65)	(43)
Net cash (used in) financing activities	(4,118)	(3,838)
Effect of exchange rate changes on cash	120	(66)
Net increase (decrease) increase in cash and cash equivalents	895	(265)
Cash and cash equivalents at beginning of year	5,335	5,600
Cash and cash equivalents at end of period	$6,230	$5,335

The TJX Companies, Inc. and Consolidated Subsidiaries
Selected Information by Major Business Segment
(Unaudited)
(In Millions)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net sales:
In the United States:
Marmaxx	$10,655	$9,971	$36,585	$34,604
HomeGoods	3,093	2,851	10,172	9,386
TJX Canada	1,612	1,450	5,629	5,189
TJX International	2,383	2,078	7,986	7,181
Total net sales	$17,743	$16,350	$60,372	$56,360
Segment profit:
In the United States:
Marmaxx	$1,817	$1,400	$5,528	$4,895
HomeGoods	444	342	1,246	1,021
TJX Canada	192	170	757	703
TJX International	199	151	558	422
Total segment profit	2,652	2,063	8,089	7,041
General corporate expense	298	216	911	739
Interest (income) expense, net	(36)	(42)	(121)	(181)
Income before income taxes	$2,390	$1,889	$7,299	$6,483

The TJX Companies, Inc. and Consolidated Subsidiaries
Notes to Consolidated Condensed Statements

1.During the fourth quarter of Fiscal 2026, the Company entered into a settlement agreement to resolve litigation related to credit card interchange fees in which the Company was a plaintiff, resulting in a gain which benefitted the Company’s SG&A costs. Due to this gain, the Company incurred non-recurring settlement-related expenses that impacted both the Company’s cost of sales and SG&A costs. The net benefit of this gain from the settlement and related expenses was approximately $221 million for the Company’s fourth quarter and full year Fiscal 2026 pretax profit. Additionally, the gain from the litigation settlement benefits the segment profit of the Company’s U.S. segments and the related expenses impact the segment profit of each of the Company’s segments.

2.During the fourth quarter ended January 31, 2026, the Company returned $1.26 billion to shareholders. The Company repurchased and retired 5.1 million shares of its common stock at a cost of $784 million and paid $472 million in shareholder dividends. During the fifty-two weeks ended January 31, 2026, the Company returned $4.3 billion to shareholders. The Company repurchased and retired 18.5 million shares of its common stock at a cost of $2.5 billion and paid $1.8 billion in shareholder dividends. In February 2026, the Company announced that the Board of Directors had approved a new stock repurchase program that authorizes the repurchase of up to an additional $3.0 billion of TJX common stock from time to time, with $1.1 billion still remaining as of January 31, 2026 under the existing stock repurchase program.